Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-14504) of Engineered Support Systems, Inc of our report dated June 28, 2005 relating to the financial statements of the Engineered Support Systems, Inc. Employee Stock Ownership Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
July 14, 2006